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Exhibit 2.2



                       FIRST AMENDMENT TO LEASE AGREEMENT


     This First Amendment to Lease Agreement is entered into by and between PARKER INDUSTRIAL, LLC (hereinafter referred to as "Landlord") and PH GROUP INC. (hereinafter referred to as "Tenant"):

     WHEREAS, the Lease Agreement heretofore entered into between the parties anticipated a building to be constructed by Landlord for Tenant; and

     WHEREAS, such Lease Agreement contained an estimated Total Project cost and Plans and Specifications for such building; and

     WHEREAS, the Lease Agreement provides in Section 3.02 for a rental rate reduction based upon the cost of the project; and

     WHEREAS, the parties have agreed to reduce the cost of construction by $100,000.00 and Tenant has agreed to separately pay $150,000.00 of the cost of construction for a total reduction in costs to Landlord of $250,000.00;

     NOW, THEREFORE, the Landlord and Tenants hereby agree as follows:

            1) The Minimum Annual Rent shall be reduced pursuant to Section 3.02 of the Lease Agreement based upon a reduction in the Total Project Cost of $250,000.00.

            2) The parties agree to execute an amended Total Project Cost reflecting the reduction in the Total Project Cost of $250,000.00 and providing for the payment by Tenant of $150,000.00 of costs.

            3) Capitalized words used in the First Amendment of Lease Agreement, unless otherwise defined herein, shall to the extent defined the in the Lease Agreement, have the same meaning as ascribed thereto in the Lease Agreement, it being the intention of Landlord and Tenant that the Lease Agreement and this First Amendment to Lease Agreement be applied and construed as a single document. The term "Lease" shall be deemed to mean and include the Lease Agreement and this First Amendment to Lease Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease in multiple counterparts on the date set forth below.


                                       LANDLORD:


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                                       PARKER INDUSTRIAL, LLC


                                       BY: /s/ Parker Industrial, LLC
                                           -----------------------------------

                                       Title:
                                             ---------------------------------

                                       Date:     12/30/98
                                             ---------------------------------


                                       TENANT:

                                       PH GROUP, INC.

                                       BY: /s/ PH Group Inc.
                                           -----------------------------------

                                       Title:
                                             ---------------------------------

                                       Date:     12/23/98
                                            ----------------------------------


STATE OF OHIO,
COUNTY OF FRANKLIN, ss:

     BE IT REMEMBERED, that on this 23rd day of December, 1998 before me, the subscriber, a notary in and for said state, personally came Charles T. Sherman on behalf of PH Group, Inc., and acknowledged the signing thereof to be his voluntary act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my name and affixed my official seal on the day and year aforesaid.


                                       /s/ Notary Public
                                       --------------------------------
                                       Notary Public




STATE OF OHIO,
COUNTY OF FRANKLIN, ss:

     BE IT REMEMBERED, that on this 30th day of December, 1998 before me, the subscriber, a notary in and for said state, personally came Edward Burke Carey on behalf of Parker Industrial, LLC, and acknowledged the signing thereof to be his voluntary act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my name and affixed my official seal on the day and year aforesaid.


                                       /s/ Notary Public
                                       --------------------------------
                                       Notary Public


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